Exhibit 99.1
SPECIAL MEETING OF SHAREHOLDERS OF

ROYALE ENERGY, INC.

July 26, 2018

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.sec.gov

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE	X

1.  To elect the nominees described in the proxy statement accompanying this notice as members of Royale’s board of directors, each for a term of one year, expiring at the later of the 2019 annual meeting of shareholders or upon a successor being elected and qualified.

		2. To ratify the appointment of SingerLewak LLP as the Company’s auditors for 2018.	FOR AGAINST ABSTAIN □ □ □
□ FOR ALL NOMINEES □ WITHHOLD AUTHORITY FOR ALL NOMINEES □ FOR ALL EXCEPT (see instructions below)	NOMINEES O Rod Eson O Tom Gladney O Jonathan Gregory O Johnny Jordan O Barry Lasker O Mel G. Riggs O Robert Vogel
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold. As shown here: •

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.            □

Signature of Shareholder	Date	Signature of Shareholder	Date
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ROYALE ENERGY, INC.

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS July 26, 2018
PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Donald Hosmer and Stephen Hosmer as Proxies with the power to  appoint their substitutes, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Royale Energy, Inc. held on record by the undersigned on June 11, 2018, at the Special Meeting of Shareholders to be held at the Hilton Los Angeles Airport, 5711 West Century Boulevard, Los Angeles, California 90045  on July 26, 2018 at 10:30 a.m., Pacific Daylight Time.

(Continued and to be signed on the reverse side)

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